                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


      Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  July 18, 1994



                                    KEYCORP
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Ohio                             0-850           34-6542451
   -------------------------------           -----------     -----------------
   (State or other jurisdiction of           (Commission     (I.R.S. Employer
   incorporation)                            File Number)    Identification No.)

        127 Public Square, Cleveland, Ohio              44114-1306
   ----------------------------------------------    ----------------
     (Address of principal executive offices)           (Zip Code)


   Registrant's telephone number, including area code:  (216) 689-3000

Item 5. Other Events
        ------------

        On July 18, 1994, the Registrant issued a press release announcing its earnings results for the three and six month periods ended June 30, 1994. This press release is attached as Exhibit 99 to this report and incorporated herein by reference.




Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits
        -----------------------------------------------------------------

 (c)    Exhibits
        --------

        99. July 18, 1994, press release of the Registrant announcing its earnings results for the three and six month periods ended June 30, 1994.





                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 KEYCORP
                                            -----------------
                                               (Registrant)


        Date: July 18, 1994                   /s/ Lee Irving
                                            ------------------
                                               By:   Lee Irving
                                                     Executive Vice President,
                                                     Treasurer and Chief
                                                     Accounting Officer

                          [KeyCorp NEWS letterhead]
===============================================================================

CONTACT:  John Fuller  (216) 689 8140 (media)
          Jay Gould    (216) 689-4721 (analysts)

FOR IMMEDIATE RELEASE


                   KEYCORP REPORTS RECORD QUARTERLY EARNINGS
                   -----------------------------------------

         CLEVELAND, July 18, 1994 -- KeyCorp (NYSE: KEY) today reported record earnings of $222 million for the 1994 second quarter, up 13 percent from the year-ago quarter.

         "We could not be more pleased with the results posted in the 1994 second quarter," said Victor J. Riley, Jr., chairman of the board and chief executive officer. "This was the first complete quarter since the March 1, 1994, merger with Society Corporation and net income was right on plan."

         Earnings per common share for the second quarter were $0.89, up 10 percent from the same period last year.

         "We remain confident of attaining our cost savings targets," Riley continued, "and we are also very encouraged to see early signs of success with the revenue enhancement programs that provided an important strategic basis for the merger. The completion of our merger integration process allows us to focus our efforts on revenue generation and the pursuit of expansion opportunities such as the recently announced acquisitions pending in the states of Maine, Vermont, and Indiana."

         For the first six months of 1994, net income was $430 million, an increase of 11 percent from the first half of 1993, with earnings per common share totaling $1.74, up 10 percent. Prior year results have been restated for the March 1, 1994, merger with Society Corporation, accounted for as a pooling of interests.




                                   - more -

KeyCorp Reports Record Quarterly Earnings
July 18, 1994
Page 2


         "Loan growth was particularly strong," said Robert W. Gillespie, president and chief operating officer, "reflecting in part the favorable impact of our 'Small Business Initiative'. This is our first franchise-wide program since the merger which harnessed the product development, marketing, and delivery system capabilities of the new corporation. Launched in mid-April, this 12-week program was targeted to generate $200 million in new high-quality small business loans. In the second quarter we booked $238 million in new loans, and applications for another $278 million are yet to be processed. We now expect new loan volume to more than double our original target for this program."

         Commenting on financial performance, James W. Wert, senior executive vice president and chief financial officer, said, "The high performance characteristics that have been KeyCorp's hallmark continued during the 1994 second quarter with a return on average total assets of 1.43 percent and a return on average common equity of 19.8 percent. Our efficiency ratio, after excluding net securities gains, improved to 58.4 percent from 60.1 percent in the 1994 first quarter as we have begun to realize the combined impact of initial merger-related cost savings and revenue growth. We are also pleased to see that growth in average earning assets, primarily loans, resulted in an increase in net interest income from the prior quarter, despite a modest decline in the net interest margin."

         Net interest income in the 1994 second quarter was up $6 million, or 1 percent, from the year-ago quarter. The favorable impact of a $4.9 billion, or 9 percent, increase in the level of average earning assets was partially offset by a decline in the net interest margin to 4.92 percent from 5.35 percent. Compared with the 1994 first quarter, net interest income increased $12 million, or 2 percent, reflecting the favorable impact of a $2.0 billion, or 4 percent, increase in average earning assets which more than offset a decline in the net interest margin to 4.92 percent from 5.03 percent.

         At June 30, 1994, loans totaled $43.2 billion, up $1.8 billion, or 17 percent on an annualized basis, from March 31, 1994. Average loans in the 1994 second quarter, compared to the first quarter, were up $1.8 billion. On an annualized basis, 1994





                                    - more -

KeyCorp Reports Record Quarterly Earnings
July 18, 1994
Page 3



second quarter average loan increases by region compared to the prior quarter were: Rocky Mountain Region, 56 percent (23 percent excluding acquisitions); Northeast Region, 16 percent; Northwest Region, 15 percent; and Great Lakes Region, 13 percent.

         Noninterest income in the 1994 second quarter was $227 million. When noncore items such as special asset management fees and net securities transactions are excluded from all reporting periods for comparative purposes, core noninterest income in the current quarter was $220 million, an increase of $2 million from the prior quarter, but down $24 million, or 10 percent, from the year-ago quarter. This reflected the September 1993 sale of Ameritrust Texas which contributed approximately $12 million to last year's second quarter noninterest income and an $8 million, or 30 percent, decrease in mortgage banking fee income.

         The decline in mortgage banking revenue reflected the dramatic industry-wide decline in origination activity from the record levels experienced last year. Trust and investment management income was down slightly from the 1994 first quarter, reflecting declines in both the stock and bond markets, but up 7 percent from the year-ago quarter, after excluding the impact of the 1993 divestiture of Ameritrust Texas. Regarding other major categories of noninterest income, service charges on deposits increased $6 million from the first quarter level and were up 7 percent from the second quarter of last year. Credit card fees increased $2 million from the first quarter and slightly from last year. Insurance and brokerage fees decreased slightly during the current quarter compared to the 1994 first quarter, and were down $2 million, or 13 percent, from the year-ago quarter. The all other income category decreased $4 million from the 1994 first quarter, and was down $10 million, or 19 percent, from the year-ago quarter.

         Special asset management fees increased $5 million from the 1994 first quarter. As previously disclosed, these fees are associated with loan collection work done for the FDIC and are expected to decrease over time as the FDIC assets under contract are collected and, therefore, decline. These fees will continue to exhibit quarter-to-




                                    - more -

KeyCorp Reports Record Quarterly Earnings
July 18, 1994
Page 4



quarter volatility depending on the timing associated with the loan work-outs. For this reason, they are considered noncore fee income.

         Noninterest expense totaled $539 million in the 1994 second quarter. Excluding net OREO expense, core noninterest expense was down $21 million, or 4 percent, from the year-ago quarter. Compared to the 1994 first quarter, core noninterest expense declined $5 million, reflecting an $8 million decline in personnel expense and decreases in equipment and net occupancy expenses totaling $3 million. These decreases reflected a number of factors including the beginning phase of anticipated merger-related cost savings, as well as a downsizing of our mortgage banking business in light of the industry-wide decline in originations. The all other expense category in the 1994 second quarter was up $6 million from the previous quarter.

         Credit quality measures continued to improve from their already strong levels. Nonperforming assets declined $32 million, or 7 percent, from the 1994 first quarter and represented 1.00 percent of loans plus other real estate owned and other nonperforming assets. Net loan charge-offs totaled $31 million, or 0.30 percent of average loans, relatively unchanged from the 1994 first quarter. Reflecting the improvement in credit quality measures, the provision for loan losses in the 1994 second quarter was $35 million, down from $37 million in the prior quarter. As a result of the growth in loans, the allowance for loan losses as a percent of loans decreased slightly to 1.89 percent from 1.96 percent at March 31, 1994. Both the nonperforming loan and nonperforming asset coverage ratios increased and remain strong at 264 percent and 189 percent, respectively.

         At June 30, 1994, assets totaled $63.4 billion and equity capital totaled $4.6 billion. During the quarter the corporation repurchased 1.2 million shares of its common stock under the previously announced share buy-back program. The June 30, 1994, Tier 1 capital ratio was estimated at
8.72 percent and the Total Capital ratio was estimated at 11.96 percent.


                                     # # #

KeyCorp Reports Record Quarterly Earnings
July 18, 1994
Page 5

                                                       FINANCIAL HIGHLIGHTS
                                          (dollars in millions, except per share amounts)


                                                     Three months ended
                                          -----------------------------------------
                                            6-30-94       3-31-94       6-30-93
                                          ------------  ------------   ------------
SUMMARY OF OPERATIONS
  Net interest income (TE)                      $695.1        $682.7        $689.7
  Provision for loan losses                       35.0          36.8          59.5
  Noninterest income                             227.4         226.6         253.3
  Noninterest expense                            538.7         542.8         569.8
  Net income                                     221.8         208.6         196.9

PER COMMON SHARE
  Net income                                    $  .89        $  .85        $  .81
  Cash dividends                                   .32           .32           .28
  Book value at period-end                       18.17         17.88         16.74
  Market price at period-end                     31.88         30.00         35.13

AT PERIOD-END
  Full-time equivalent employees                29,810        30,054        30,152
  Full-service banking offices                   1,275         1,276         1,289

PERFORMANCE RATIOS
  Return on average total assets                  1.43 %        1.41 %        1.38 %
  Return on average common equity                19.77         19.20         19.67
  Return on average total equity                 19.43         18.88         19.22
  Efficiency (1)                                 58.43         60.13         60.54
  Overhead (2)                                   44.87         47.27         46.15
  Net interest margin                             4.92          5.03          5.35

CAPITAL RATIOS AT PERIOD-END
  Equity to assets                                7.26 %        7.38 %        7.22 %
  Tangible equity to tangible assets              6.42          6.55          6.16
  Tier 1 risk-adjusted capital (3)                8.72          8.91          8.42
  Total risk-adjusted capital (3)                11.96         12.34         11.98
  Leverage (3)                                    6.77          6.85          6.48

(1)  Calculated as noninterest expense divided by taxable-equivalent net interest income plus noninterest income (excluding net securities transactions).

(2)  Calculated as noninterest expense less noninterest income (excluding net securities transactions) divided by taxable-equivalent net interest income.

(3)  6-30-94 ratio is estimated.

TE = Taxable equivalent

KeyCorp Reports Record Quarterly Earnings
July 18, 1994
Page 6

                                                       FINANCIAL HIGHLIGHTS
                                          (dollars in millions, except per share amounts)

                                                                 Three months ended
                                                       -------------------------------------
                                                        6-30-94       3-31-94       6-30-93
                                                       -----------  -----------  -----------
ASSET QUALITY
    Net loan charge-offs                                   $31.2        $31.3         $59.7
    Net loan charge-offs to average loans                   0.30 %       0.31 %        0.62 %
    Allowance for loan losses                             $816.4       $812.6        $795.7
    Allowance for loan losses to
        period-end loans                                    1.89 %       1.96 %        2.07 %
    Allowance for loan losses to
        nonperforming loans                               264.21        256.53       194.18
    Nonperforming loans at period-end                     $309.0        $316.8       $409.8
    Nonperforming assets at period-end                     431.9         464.0        701.8
    Nonperforming loans to period-end loans                 0.72 %        0.77 %       1.07 %
    Nonperforming assets to period-end loans plus
        OREO and other nonperforming assets                 1.00          1.12         1.81

                                                  Six months ended
                                              -------------------------
                                                6-30-94       6-30-93
                                              -----------  ------------
SUMMARY OF OPERATIONS
  Net interest income (TE)                      $1,377.8      $1,359.5
  Provision for loan losses                         71.8         115.4
  Noninterest income                               454.0         475.9
  Noninterest expense                            1,081.5       1,104.8
  Net income                                       430.4         386.8

PER COMMON SHARE
  Net income                                       $1.74         $1.58
  Cash dividends                                    0.64          0.56

PERFORMANCE RATIOS
  Return on average total assets                    1.42 %        1.38 %
  Return on average common equity                  19.49         19.75
  Return on average total equity                   19.16         19.25
  Efficiency (1)                                   59.27         60.30
  Overhead (2)                                     46.05         46.49
  Net interest margin                               4.97          5.38

ASSET QUALITY
  Net loan charge-offs                             $62.5        $121.3
  Net loan charge-offs to average loans             0.30 %        0.64 %

KeyCorp Reports Record Quarterly Earnings
July 18, 1994
Page 7

                                                    CONSOLIDATED BALANCE SHEETS
                                                       (dollars in millions)

ASSETS                                    6-30-94       3-31-94       6-30-93
                                       -----------   -----------   -----------
   Loans                                 $43,157.6     $41,379.8     $38,375.9
   Mortgage loans held for sale              529.6         901.6       1,178.5
   Investment securities                   9,311.6       9,091.2       9,348.6
   Securities available for sale           4,169.7       4,474.8       2,140.1
   Short-term investments                    178.5          66.1       1,656.8
                                       -----------   -----------   -----------
       Total earning assets               57,347.0      55,913.5      52,699.9
   Allowance for loan losses                (816.4)       (812.6)       (795.7)
   Cash and due from banks                 3,132.9       2,830.7       2,581.4
   Premises and equipment                    933.3         910.9         906.5
   Other real estate owned                   118.0         134.3         278.0
   Goodwill                                  372.0         381.4         402.1
   Other intangible assets                   194.7         161.6         250.6
   Purchased mortgage servicing rights       193.7         197.9         178.8
   Other assets                            1,881.4       1,758.1       1,442.9
                                       -----------   -----------   -----------
       TOTAL ASSETS                      $63,356.6     $61,475.8     $57,944.5
                                       ===========   ===========   ===========

LIABILITIES
    Deposits in domestic offices:
        Noninterest-bearing               $8,414.2      $8,213.6      $8,121.5
        Interest-bearing                  35,787.8      36,182.0      35,658.3
    Deposits in foreign office-
      interest-bearing                     3,594.2       2,485.0         621.0
                                       -----------   -----------   -----------
        Total deposits                    47,796.2      46,880.6      44,400.8
    Federal funds purchased and securities
       sold under agreements to repurchase 5,509.7       5,674.5       4,932.7
    Other short-term borrowings            2,326.4       1,560.2       1,584.0
    Other liabilities                      1,001.9       1,079.7         886.3
    Long-term debt                         2,123.6       1,744.5       1,957.2
                                       -----------   -----------   -----------
        TOTAL LIABILITIES                 58,757.8      56,939.5      53,761.0

SHAREHOLDERS' EQUITY
    Preferred stock                          160.0         160.0         184.0
    Common equity                          4,438.8       4,376.3       3,999.5
                                       -----------   -----------   -----------
        TOTAL SHAREHOLDERS' EQUITY         4,598.8       4,536.3       4,183.5

        TOTAL LIABILITIES AND          -----------   -----------   -----------
           SHAREHOLDERS' EQUITY          $63,356.6     $61,475.8     $57,944.5
                                       ===========   ===========   ===========
Common Shares outstanding (000)            244,246       244,763       238,939

KeyCorp Reports Record Quarterly Earnings
July 18, 1994
Page 8

                                                 CONSOLIDATED STATEMENTS OF INCOME
                                          (dollars in millions, except per share amounts)

                                                Three months ended
                                       ---------------------------------------
                                         6-30-94       3-31-94       6-30-93
                                       -----------   -----------   -----------
INTEREST INCOME                          $1,102.6      $1,045.0      $1,065.0

INTEREST EXPENSE                            422.3         376.9         390.8

                                       -----------   -----------   -----------
NET INTEREST INCOME                         680.3         668.1         674.2
Provision for loan losses                    35.0          36.8          59.5
                                       -----------   -----------   -----------

                                            645.3         631.3         614.7

NONINTEREST INCOME
  Service charges on deposit accounts        68.4          62.3          64.0
  Trust income                               55.6          57.0          63.9
  Mortgage banking income                    19.6          19.4          28.0
  Credit card fees                           18.9          16.7          18.2
  Insurance and brokerage                    15.4          16.0          17.6
  Special asset management fees               6.8           2.2           7.7
  Net securities gains                         .6           6.4           1.7
  Other income                               42.1          46.6          52.2
                                       -----------   -----------   -----------
      Total noninterest income              227.4         226.6         253.3

NONINTEREST EXPENSE
  Personnel                                 267.3         275.6         273.8
  Net occupancy                              53.2          55.5          51.6
  Equipment                                  39.6          39.9          41.1
  FDIC insurance assessments                 24.8          24.0          24.3
  Professional fees                          11.5          12.5          14.6
  OREO expense, net                           2.4           1.3          12.7
  Other expense                             139.9         134.0         151.7
                                       -----------   -----------   -----------
      Total noninterest expense             538.7         542.8         569.8
                                       -----------   -----------   -----------
INCOME BEFORE INCOME TAXES                  334.0         315.1         298.2
  Income taxes                              112.2         106.5         101.3
                                       -----------   -----------   -----------
NET INCOME                                 $221.8        $208.6        $196.9
                                       ===========   ===========   ===========

Net income applicable to Common Shares     $217.8        $204.6        $192.4
Net income per Common Share                   .89           .85           .81
Wtd. avg. Common Shares outstanding (000) 244,823       241,926       239,532
Taxable-equivalent adjustment               $14.8         $14.6         $15.5

KeyCorp Reports Record Quarterly Earnings
July 18, 1994
Page 9

                                                 CONSOLIDATED STATEMENTS OF INCOME
                                          (dollars in millions, except per share amounts)

                                                           Six months ended
                                                      -------------------------
                                                        6-30-94       6-30-93
                                                      -----------   -----------
INTEREST INCOME                                         $2,147.6      $2,112.4

INTEREST EXPENSE                                          799.2          784.1
                                                      -----------   -----------

NET INTEREST INCOME                                      1,348.4       1,328.3
Provision for loan losses                                   71.8         115.4
                                                      -----------   -----------

                                                         1,276.6       1,212.9

NONINTEREST INCOME
    Service charges on deposit accounts                    130.7         124.7
    Trust income                                           112.6         126.8
    Mortgage banking income                                 39.0          42.0
    Credit card fees                                        35.6          34.5
    Insurance and brokerage                                 31.4          31.7
    Special asset management fees                            9.0          24.0
    Net securities gains                                     7.0           3.0
    Other income                                            88.7          89.2
                                                      -----------   -----------
        Total noninterest income                           454.0         475.9

NONINTEREST EXPENSE
    Personnel                                              542.9         531.1
    Net occupancy                                          108.7         102.5
    Equipment                                               79.5          79.8
    FDIC insurance assessments                              48.8          50.6
    Professional fees                                       24.0          27.6
    OREO expense, net                                        3.7          21.4
    Other expense                                          273.9         291.8
                                                      -----------   -----------
        Total noninterest expense                        1,081.5       1,104.8
                                                      -----------   -----------
INCOME BEFORE INCOME TAXES                                 649.1         584.0
    Income taxes                                           218.7         197.2
                                                      -----------   -----------
NET INCOME                                                $430.4        $386.8
                                                      ===========   ===========

Net income applicable to Common Shares                    $422.4        $376.8
Net income per Common Share                                 1.74          1.58
Wtd. avg. Common Shares outstanding (000)                243,383       238,733
Taxable-equivalent adjustment                              $29.4         $31.2

KeyCorp Reports Record Quarterly Earnings
July 18, 1994
Page 10

                                           CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
                                                           (in millions)

                                                          Three months ended
                                               ----------------------------------------
ASSETS                                            6-30-94       3-31-94       6-30-93
                                               ------------  ------------  ------------
    Loans                                        $42,092.2     $40,242.2     $38,248.8
    Mortgage loans held for sale                     866.1       1,139.2         972.6
    Investment securities                          9,202.8       7,743.3       9,313.8
    Securities available for sale                  4,297.7       5,260.9       2,193.5
    Short-term investments                            78.1         154.9         931.5
                                               ------------  ------------  ------------
                Total earning assets              56,536.9      54,540.5      51,660.2
    Allowance for loan losses                       (819.6)       (815.8)       (805.4)
    Other assets                                   6,441.9       6,248.4       6,344.2
                                               ------------  ------------  ------------
                TOTAL ASSETS                     $62,159.2     $59,973.1     $57,199.0
                                               ============  ============  ============


LIABILITIES
    Deposits in domestic offices:
                Noninterest-bearing               $8,055.1      $7,802.7      $7,730.2
                Interest-bearing                  35,903.6      35,604.3      35,873.2
    Deposits in foreign office-interest-bearing    2,993.7       2,678.0       1,043.7
                                               ------------  ------------  ------------
                Total deposits                    46,952.4      46,085.0      44,647.1
    Federal funds purchased and securities
       sold under agreements to repurchase         6,240.0       4,993.3       4,355.6
    Other short-term borrowings                    1,363.0       1,435.2       1,176.8
    Other liabilities                              1,006.0       1,220.8         978.7
    Long-term debt                                 2,020.0       1,756.9       1,932.7
                                               ------------  ------------  ------------
                TOTAL LIABILITIES                 57,581.4      55,491.2      53,090.8

SHAREHOLDERS' EQUITY
    Preferred stock                                  160.0         160.0         184.0
    Common equity                                  4,417.8       4,321.9       3,924.1
                                               ------------  ------------  ------------
                TOTAL SHAREHOLDERS' EQUITY         4,577.8       4,481.9       4,108.1

                TOTAL LIABILITIES AND          ------------  ------------  ------------
                  SHAREHOLDERS' EQUITY          $62,159.2     $59,973.1     $57,199.0
                                               ============  ============  ============

KeyCorp Reports Record Quarterly Earnings
July 18, 1994
Page 11

                                         CONSOLIDATED YEAR-TO-DATE AVERAGE BALANCE SHEETS
                                                           (in millions)

                                                         Six months ended
                                                     --------------------------
ASSETS                                                 6-30-94       6-30-93
                                                     ------------  ------------
    Loans                                              $41,172.3     $37,788.4
    Mortgage loans held for sale                         1,001.9         863.2
    Investment securities                                8,477.1       9,238.7
    Securities available for sale                        4,776.6       2,262.8
    Short-term investments                                 116.3         818.0
                                                     ------------  ------------
        Total earning assets                            55,544.2      50,971.1
    Allowance for loan losses                             (817.7)       (800.7)
    Other assets                                         6,345.7       6,251.2
                                                     ------------  ------------
        TOTAL ASSETS                                   $61,072.2     $56,421.6
                                                     ============  ============


LIABILITIES
    Deposits in domestic offices:
        Noninterest-bearing                             $7,929.6      $7,517.3
        Interest-bearing                                35,754.8      35,451.0
    Deposits in foreign office-interest-bearing          2,836.7       1,010.1
                                                     ------------  ------------
        Total deposits                                  46,521.1      43,978.4
    Federal funds purchased and securities
       sold under agreements to repurchase               5,620.1       4,492.8
    Other short-term borrowings                          1,398.9       1,038.7
    Other liabilities                                    1,112.8         976.7
    Long-term debt                                       1,889.2       1,883.1
                                                     ------------  ------------
        TOTAL LIABILITIES                               56,542.1      52,369.7

SHAREHOLDERS' EQUITY
    Preferred stock                                        160.0         203.9
    Common equity                                        4,370.1       3,848.0
                                                     ------------  ------------
        TOTAL SHAREHOLDERS' EQUITY                       4,530.1       4,051.9

        TOTAL LIABILITIES AND                        ------------  ------------
           SHAREHOLDERS' EQUITY                        $61,072.2     $56,421.6
                                                     ============  ============
